Exhibit 10.3

SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS This SEPARATION AND GENERAL RELEASE OF CLAIMS (this "Agreement") is entered into by and between Robert Infarinato ("Employee") and Phio Pharmaceuticals Corp., a Delaware corporation (the "Company"). Employee and the Company are each referred to herein as a "£fil1Y" and collectively as the "Parties." WHEREAS, Employee's employment with the Company will end effective as of July 31 , 2025 (the "Separation Date") ; WHEREAS, the Company wishes to provide Employee with certain severance payments and benefits, which are conditioned upon Employee's execution, delivery, and non - revocation of this Agreement ; and WHEREAS, the Parties wish to resolve any and all claims that Employee has or may have against the Company and the other Company Parties (as defined below), including any claims that Employee has or may have arising from or relating to Employee's employment, or the end of Employee's employment, with any Company Party . NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Employee and the Company, the Parties hereby agree as follows : 1. Separation from Employment. (a) Employee's employment with the Company will end effective as of the Separation Date . As of the Separation Date, Employee will no longer be employed by the Company or any other Company Party, and Employee will be deemed to have automatically resigned (i) as an officer of the Company and its affiliates (as applicable) and (ii) from the board of managers, board of directors or similar governing body of each ofthe Company and its affiliates (as applicable) and any other corporation, limited liability company, or other entity in which the Company or any of its affiliates holds an equity interest or with respect to which board or similar governing body Employee serves as the designee or other representative of the Company or any of its affiliates . (b) Employee acknowledges and agrees that, with the exception of any unpaid base salary earned by Employee in the pay period that the Separation Date occurred, and any accrued, unused but unpaid vacation, Employee has been paid in full all bonuses, been provided all benefits, and otherwise received all wages, compensation and other sums that Employee has been owed by each Company Party . Employee further acknowledges and agrees that Employee has received all leaves (paid and unpaid) that Employee has been entitled to receive from each Company Party . (c) Employee shall receive Employee's last paycheck on the Separation Date, which will include all wages owed to Employee through the Separation Date, less applicable taxes and withholdings . 2. (d) Employee acknowledges that Employee's eligibility in the Company's benefits, plans, including group medical, dental and/or vision plans, ceases on the Separation Date in

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accordance wit h the terms and conditions of those plans . Employee may elect to continue Employee's existing benefits under such plans in accordance wit h and subject to the law known as COBRA . Employee will be provided with information regarding COBRA options separately . Separation Payments and Benefits . Provided that Employee : (a) executes this Agreement on the Separation Date or within 2 1 days ofEmployee's receipt of this Agreement and returns a copy of this Agreement that has been executed by Employee to the Company so that it is received by Robert Bitterman, President & CEO, XXXXXXXXXXX . com, 411 Swedeland Road, Suite 23 - 1080 King of Prussia, PA 19406; (b) does not revoke Employee's acceptance ofthis Agreement pursuant to Section 8 ; and (c) remains in compliance with the other terms and conditions set forth in this Agreement (including under Section 5 ) (the "Conditions"), Employee shall receive the following consideration (collectively, the "Severance Benefits") : (a) The Company shall pay Employee 12 - weeks of base salary, which amounts to ( $ 60 , 000 ) (the "Severance Payment"), and which shall be paid as a lwnp swn on the first regularly scheduled payroll date following the Effective Date (defined in Section 8 ), in accordance with the Company's norm a l payroll practices ; (b) The Company shall pay Employee $ 40 , 000 , which shall be paid as a lump swn on the first regularly scheduled payroll date following the Effective Date (defined in Section 8 ) ; and (c) All outstanding equity - based awards granted to Employee prior to the Separation Date (which amounts to 11 , 000 Restricted Stock Units) shall continue to vest in accordance with the vesting terms ofthe respective grants . 3. Release of Liabilit y for Claims. (a) For good and valuable consideration, including the consideration set forth in Section 2 ( and any portion thereof), Employee hereby forever releases, discharges and acquits the Company and its affiliates, predecessors, successors, subsidiaries and benefit plans, and each of the foregoing entities' respective equity - holders, officers, directors, managers, members, partners, employees, agents, representatives, and other affiliated persons, and the Company's and its affiliates' benefit plans (and the fiduciaries and trustees ofsuch plans) (collectively, the "Company Parties"), from liability for, and Employee hereby waives, any and all claims, dam ag es, or causes of action of any kind related to Employee's ownership of any interest in any Company Party, Employee's employment with any Company Party, the termination of such employment, and any other acts or omissions related to any matter occurring on or prior to the date that Employee executes this Agreement, including : (i) any alleged violation through such time of : any federal, state or local anti - discrimination or anti - retaliation law, regulation or ordinance, including but not limited to the Age Discrimination in Employment Act of 1967 (including as amended by the Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964 , the Civil Rights Act of 1991 , Sections 1981 through 1988 of Title 42 of the United States Code, the Genetic Information Nondiscrimination Act, the Americans with Disabilities Act of 1990 , as amended, the Lily Ledbetter Fair Pay Act, the anti - retaliation provisions of the Sarbanes - Oxley Act, or any other 2

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federal or state law regarding whistleblower retaliation; the Pennsylvania Human Relations Act, the Philadelphia Fair Practices Ordinance; the Employee Retirement Income Security Act of 1974 ("ERISA"); WARN Act; the Fair Labor Standards Act of 1938; the Fair Credit Reporting Act; the Employee Polygraph Protection Act; the Pennsylvania Whistleblower Act; the Immigration Reform Control Act; the National Labor Relations Act; the Occupational Safety and Health Act; the Family and Medical Leave Act of 1993; any federal, state or local wage and hour law; any other local, state or federal law, regulation or ordinance; or any public policy, contract, tort, or common law claim;

(ii) any allegation for costs, fees, or other expenses including attorneys' fees incurred in or with respect to a Released Claim;

(iii) any and all rights, benefits or claims Employee may have under any employment contract (including this Agreement), severance plan, incentive compensation plan or equity-based plan with any Company Party or to any ownership interest in any Company Party; and

(iv) any claim for compensation or benefits of any kind not expressly set forth in this Agreement (collectively, the "Released Claims"). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Employee is simply agreeing that, in exchange for any consideration received by Employee pursuant to Section 2, any and all potential claims of this nature that Employee may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived.

**THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.**

(b) For the avoidance of doubt, nothing in this Agreement releases Employee's rights to receive payments or benefits pursuant to Section 2. Further, in no event shall the Released Claims include (i) any claim that arises after the date that Employee signs this Agreement; (ii) any claim to vested benefits under an employee benefit plan that is subject to ERISA; and (iii) any claim for breach of, or otherwise arising out of, this Agreement. Further notwithstanding this release of liability, nothing in this Agreement prevents Employee from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission ("EEOC"), National Labor Relations Board, United States Department of Labor, Occupational Safety and Health Administration, Securities Exchange Commission, Financial Industry Regulatory Authority or comparable state or local agency or authority (each, a "Government Agency"). Further, nothing in this Agreement prohibits or restricts Employee from participating in (or cooperating with) any investigation or proceeding conducted by a Government Agency or from cooperating in any such investigation or proceeding; however, Employee understands and agrees that Employee is waiving any and all rights to recover any monetary or personal relief from a Company Party as a result of such EEOC or comparable state or local agency or proceeding or subsequent legal actions. This Agreement does not limit Employee's right to receive an award for information provided to a Government Agency.

4 4 . Representations and Warranties Regarding Claims . Employee represents and warrants that, as of the time at which Employee signs this Agreement, Employee has not filed or joined any claims, complaints, charges, or lawsuits against any of the Company Parties with any governmental agency or with any state or federal court or arbitrator for, or with respect to, a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Employee signs this Agreement . Employee further represents and warrants that Employee has not made any assignment, sale, delivery, transfer or conveyance of any rights Employee has asserted or may have against any of the Company Parties with respect to any Released Claim . s. Affirmation of Restrictive Covenants ; Non - Disparagement . (a) Employee acknowledges and agrees that Employee has continuing obligations to the Company pursuant to the Employee Agreement between Employee and the Company dated July 16 , 2024 (the "Restrictive Covenant Agreement") . In entering into this Agreement, Employee acknowledges the validity, binding effect and enforceability of the terms of the Restrictive Covenant Agreement and expressly reaffirms Employee's commitment to abide by the Restrictive Covenant Agreement . Employee shall refrain from publishing any oral or written statements about the Company and any Company Party that (i) are slanderous, libelous or defamatory, (ii) disclose confidential information of or regarding any Company Party's business affairs, directors, officers, managers, members, employees, consultants, agents or representatives, or (iii) place the Company, any Company Party or any of their respective directors, officers, managers, members, employees, consultants, agents or representatives in a false light before the public . (b) Notwithstanding the foregoing, nothing herein or in the Restrictive Covenant Agreement or any other agreements between the Company and Employee will prohibit or restrict Employee from lawfully : (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by, any governmental authority regarding a possible violation of any law ; (ii) responding to any inquiry or legal process directed to Employee from any such governmental authority ; (iii) testifying, participating or otherwise assisting in any action or proceeding by any such governmental authority relating to a possible violation oflaw ; or (iv) making any other disclosures that are protected under the whistleblower provisions of any applicable law . Additionally, pursuant to the federal Defend Trade Secrets Act of 2016 , an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that : (A) is made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (2) solely for the purpose of reporting or investigating a suspected violation of law ; (B) is made to the individual's attorney in relation to a lawsuit for retaliation against the individual for reporting a suspected violation of law ; or (C) is made in a complaint or other document filed in a lawsuit or proceeding, if such filing is made under seal . 6. Covenant to Cooperate in Legal Proceedings . (a) Employee agrees to cooperate in good faith with and provide reasonable assistance to the Company, upon its reasonable request, with respect to the defense or prosecution of any litigation, investigation or other legal proceeding involving the Company or any of its affiliates .

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For such cooperation should the need arise, employee will be compensated at a fair and reasonable rate on a per diem basis, or fractional portion thereof, to be determined at such time. 7. Employee's Acknowledgements . By executing and delivering this Agreement, Employee expressly acknowledges that : (a) Employee has been given at least 21 days to review and consider this Agreement (the "Consideration Period") . If Employee si gns this Agreement before the expiration of 21 days after Employee's receipt of this Agreement, Employee has knowingly and voluntarily waived any longer consideration period than the one provided to Employee . No changes (whether material or immaterial) to this Agreement shall restart the running of the Consideration Period . (b) Employee is receiving, pursuant to this Agreement, consideration in addition to anything ofvalue to which Employee is already entitled ; (c) Employee has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Employee's choice and that Employee has had an adequate opportunity to do so prior to executing this Agreement ; (d) Employee fully understands the final and binding effect ofthis Agreement ; the only promises made to Employee to sign this Agreement are those stated herein ; and Employee is signing this Agreement knowingly, voluntarily and of Employee's own free will, and that Employee understands and agrees to each of the terms of this Agreement ; (e) The only matters relied upon by Employee in causing Employee to sign this Agreement are the provisions set forth in writing within the four comers of this Agreement ; and (f) No Company Party has provided any tax or legal advice regarding this Agreement, and Employee has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Employee's own choosing such that Employee enters into this Agreement with full understanding of the tax and legal implications thereof. 8. Revocation Right ; Effective Date . Notwithstanding the initial effectiveness of this Agreement, Employee may revoke the delivery (and therefore the effectiveness) ofthis Agreement within the seven - day p e io d r beginning on the date Employee executes this Agreement (such seven day period being referred to herein as the "Release Revocation Period") . To be effective, such revocation must be in writing signed by Employee and must be delivered by email, personally or by courier to the Company so that it is received by Robert Bitterman, President & CEO, 411 Swedeland Road, Suite 23 - 1080 King of Prussia, PA 19406 ( email : XXXXXXXXXXX . com) no later than 11 : 59 pm ET on the last day of the Release Revocation Period . If an effective revocation is delivered in the foregoing manner and timefr am e, the release of claims set forth in Section 3 will be of no force or effect, Employee will not receive any of the Severance Benefits set forth in Section 2 , and the remainder of this Agreement will remain in full force and effect . This Agreement shall become effective on the first calendar day following the expiration of the Release Revocation Period (the "Effective Date") . For the avoidance of doubt (i) if Employee does not execute this Agreement within the Consideration Period, this Agreement shall be deemed null and void. 5

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6 9. Governing Law . This Agreement is entered into under, and shall be governed for all purposes by, the laws of the Commonwealth of Pennsylvania with regard to the principles of conflicts of law thereof . 10. Countemarts . This Agreement may be executed in one or more counterparts (including portable document format ( . pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement . 11. Amendment ; Entire Agreement . This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by the Party to be charged . This Agreement and the Restrictive Covenant Agreement constitute the entire agreement of the Parties with regard to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, oral or written, between Employee and any Company Party with regard to the subject matter hereof . 12. Third - Party Beneficiaries . Employee expressly acknowledges and agrees that each Company Party that is not a party to this Agreement shall be a third - party beneficiary of Sections J . , ೦ . . Q, 12 and 14 and entitled to enforce such provisions as if it were a party hereto . 13. Further Assurances . Employee shall, and shall cause Employee's affiliates, representatives and agents to, from time to time at the request of the Company and without any additional consideration, furnish the Company with such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be reasonably necessary or desirable, as determined in the sole discretion of the Company, to carry out the provisions of this Agreement . 14. Return of Property . Employee represents and warrants that, except as previously approved by the Company, Employee will return to the Company no later than the end of the Consideration Period all property belonging to the Company or any other Company Party, including all computer files, electronically stored information, computers and other materials and items provided to Employee by the Company or any other Company Party in the course of Employee's employment at such time when the obligations of his severance have concluded . Employee further represents and warrants that Employee will not have maintained copies of any such materials or items in any form after that obligation has concluded . 15. Severability . Any term or provision of this Agreement (or part thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) hereof invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such modification or severance shall be accomplished in the manner that most nearly preserves the benefit of the Parties' bargain hereunder . 16. Absence of Reliance ; Non - Admission . In signing this Agreement, Employee is not relying upon any promises or representations made by anyone at or on behalf of the Company . By entering into this Agreement, Employee understands that the Company is not admitting in any way that it violated any legal obligation that it owed to Employee .

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7 17. Interpretation . The Section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes . The words "hereof," "herein" and "hereunder" and other compounds of the word "here" shall refer to the entire Agreement and not to any particular provision hereof . The use herein of the word "including" following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non limiting language (such as "without limitation", "but not limited to", or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter . The word "or" as used herein is not exclusive and is deemed to have the meaning "and/or . " Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof . Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Party, whether under any rule of construction or otherwise . This Agreement has been reviewed by each of the Parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties . 18. Withholdings ; Deductions . The Company may withhold and deduct from any payments or benefits made or to be made pursuant to this Agreement (a) all federal, state, local and other taxes as may be required pursuant to any law or governmental regulation or ruling and (b) any deductions consented to in writing by Employee . 19. Section 409 A . This Agreement and the benefits provided hereunder are intended be exempt from, or compliant with, the requirements of Section 409 A of the Internal Revenue Code of 1986 and the Treasury regulations and other guidance issued thereunder (collectively, "Section 409 A") and shall be construed and administered in accordance with such intent . Each installment payment under this Agreement shall be deemed and treated as a separate payment for purposes of Section 409 A . Notwithstanding the foregoing, the Company makes no representations that the benefits provided under this Agreement are exempt from the requirements of Section 409 A and in no event shall the Company or any other Company Party be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non compliance with Section 409 A .

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**IN WITNESS WHEREOF**, the Parties have executed this Agreement as of the dates set forth beneath their names below, effective for all purposes as provided above.

**EMPLOYEE**

/s/ Robert Infarinato

Robert Infarinato

Date: 8/10/25

**PHIO PHARMACEUTICALS CORP.**

By: /s/Robert Bitterman
Name: Robert Bitterman
Title: President & CEO

Date: 08/11/2025

SIGNATURE PAGE TO
SEPARATION AGREEMENT
AND GENERAL RELEASE OF CLAIMS